EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER.

THE TRANSFER OR EXCHANGE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER RESTRICTED BY THE TERMS OF THE WARRANT OF PATINA OIL & GAS CORPORATION INITIALLY ISSUED TO CORDILLERA ENERGY PARTNERS LLC, DATED                  , 2003.

No. C-l	Warrants to Purchase 500,000 Shares of Common Stock

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

PATINA OIL & GAS CORPORATION

Void after              , 2008

THIS CERTIFIES THAT, for value received,

**CORDILLERA ENERGY PARTNERS LLC**

or registered assigns, is entitled to purchase from Patina Oil & Gas Corporation, a Delaware corporation (the “Company”), at any time and from time to time on or after the Effective Time (defined as the closing date of the purchase of the assets of Cordillera Energy Partners LLC (“Cordillera”) by the Company) and on or before 5:00 p.m., New York City time, on             , 2008 (the “Expiration Date”), 500,000 fully paid and non-assessable shares (the “Warrant Shares”) of common stock, par value $.01 per share of the Company (the “Common Stock”) subject to the adjustments and on the terms and conditions hereinafter set forth, at the exercise price per Warrant Share equal to $45.00 per common share (the “Warrant Price”).

Section 1. Transfer and Exchange.

1.1. Transfer. This Warrant shall be transferable subject to compliance with all federal and state securities laws and may be distributed by Cordillera to the Company or to an owner or member of Cordillera, or to any such owner or member’s affiliates (as defined below), heirs, devisees or successors who in each case are “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, upon (a) delivery of the Warrant, accompanied by a written instrument or instruments of transfer in form reasonably acceptable to the Company, duly executed by the holder (hereinafter a “Holder”) or by the duly appointed legal representative thereof or by a duly authorized attorney; and (b) accompanied by an opinion of counsel reasonably satisfactory to counsel for the issuer that such transfer is in compliance with all federal and state securities laws. “Affiliate,” as used in this Section 1, means any person or entity that controls, is controlled by or is under common control with any owner or member of Cordillera.

Section 1.2. Exchange. This Warrant may be exchanged at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares. Such request must be in writing delivered to the Company, and be accompanied by this Warrant properly endorsed at the principal office of the Company.

Section 2. Exercise of Warrants. Subject to the terms of this Warrant, this Warrant may be exercised at any time in whole and from time to time in part, at the option of the Holder, on or after the Effective Time and on or prior to the Expiration Date. This Warrant shall initially be exercisable in whole or in part for an aggregate of 500,000 fully paid and nonassessable shares of Common Stock for an exercise price per share equal to the Warrant Price , by surrender of this Warrant at the principal office of the Company either, (i) with the form of election to purchase on the reverse side thereof duly completed and signed and upon payment of the Warrant Price by certified or bank check payable to the order of the Company, or (ii) by delivery to the Company of irrevocable instructions to a broker to deliver the Warrant Price promptly to the Company from the proceeds of the sale of all or a specified portion of the Warrant Shares (“cashless exercise”).

Upon the exercise of this Warrant, the Company shall issue and cause promptly to be delivered upon such exercise to, or upon the written order of, the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled, together with cash, as provided in Section 10 hereof, in lieu of any fraction of a Warrant Share otherwise issuable upon such exercise. The Holder may request to receive the number of Warrant Shares to be issued pursuant to the Warrant exercise less the number of Warrant Shares having a Quoted Price as of the exercise date equal to the aggregate Warrant Price for all Warrant Shares being exercised at the time. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be the person or persons entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the close of business on the date of the surrender of this Warrant and full payment of the Warrant Price.

If this Warrant is exercised in respect of less than all of the Warrant Shares evidenced by this Warrant at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares shall be issued to the Holder, or its nominee(s), without charge therefor.

Section 3. Investment Intent; Restrictive Legends. The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws. The holder of a Warrant Certificate, by its acceptance thereof, represents and warrants that the Warrants and Warrant Shares are being acquired as an investment and not with a view to the distribution thereof, and understands and acknowledges that each Warrant or Share Certificate shall bear a restrictive legend substantially as set forth below, until with respect to the Warrant Shares, the effectiveness of a registration covering such shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER.

“THE TRANSFER OR EXCHANGE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER RESTRICTED BY THE TERMS OF THE WARRANT OF PATINA OIL & GAS CORPORATION INITIALLY ISSUED TO CORDILLERA ENERGY PARTNERS LLC, DATED                  , 2003. ”

Section 4. No Conflict. The Company represents and warrants to each Holder that the execution, delivery and issuance of this Warrant, the Company’s performance of its obligations hereunder and the issuance of the Warrant Shares do not and will not conflict with, violate or constitute a default under the Company’s Certificate of Incorporation or By-laws, any state or federal laws, the provisions or terms of any outstanding securities of the Company or any order, writ, decree, judgment or material agreement to which the Company is party or its assets are subject.

Section 5. Payment of Taxes. The Company shall pay all federal and state taxes (other than taxes on income of the Holder), documentary taxes, stamp taxes, if any, and other governmental charges that may be imposed upon the issuance or delivery of this Warrant or upon the issuance or delivery of Warrant Shares upon the exercise of this Warrant, provided, however, that the Company shall not be required to pay any taxes payable in connection with any transfer involved in the issuance or delivery of any Warrants or Warrant Shares in a name other than that of the Holder in respect of which such Warrant Shares are issued The Company may refuse to deliver the certificates representing the Warrant Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that will be due because such shares are to be issued in a name other than the Holder’s name.

Section 6. Mutilated or Missing Warrants. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, in the case of a lost, stolen or destroyed Warrant, an indemnity, satisfactory to the Company, to hold the Company harmless as a result of any such delivery, provided that in the event that the Holder of any such lost, stolen or destroyed Warrant is the initial Holder, then the affidavit of such initial Holder, setting forth the fact of loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of the new Warrant other than the written agreement of such initial Holder to indemnify the Company.

Section 7. Reservation of Warrant Shares, Obtaining of Governmental Approvals and Stock Exchange Listings.

Section 7.1. Reservation of Warrant Shares. The Company shall at all times keep reserved and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or authorized Common Stock held in its treasury, a number of shares of Common Stock and, in the case of any adjustment made pursuant to Section 9, out of the applicable authorized but unissued class and series of other securities, other securities, if any, sufficient to provide for the full exercise of this Warrant.

The transfer agent for the Common Stock and every subsequent transfer agent for any of the Company’s securities issuable upon the exercise of this Warrant shall be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose. The Company shall keep a copy of this Warrant on file with the transfer agent for the Common Stock and with every subsequent transfer agent for shares of the Company’s securities issuable upon the exercise of this Warrant. The Company shall supply such transfer agent with duly executed certificates representing the Common Stock or other securities for such purposes and shall provide or otherwise make available any cash that may be payable as provided in Section 10 hereof.

The Company covenants that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and nonassessable and free from all taxes, liens, charges, security interests and other encumbrances other than liens, charges, security interests and other encumbrances created by the person or entity to whom the Warrant Shares are issued.

The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant; but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

Section 7.2. Governmental Approvals and Stock Exchange Listings. The Company will (i) obtain and keep effective any and all permits, consents and approvals of Federal or state governmental agencies and authorities and make all filings under Federal and state securities laws, that are required in connection with the issuance and delivery of this Warrant, the exercise of this Warrant, and the issuance and delivery of the Warrant Shares issued upon exercise of this Warrant, and (ii) have the Warrant Shares, upon their issuance, listed on each securities exchange on which the Common Stock and any other securities included in Warrant Shares are then listed.

Section 8. Cancellation of Warrants. If the Company purchases or otherwise acquires this Warrant, the Company shall cancel this Warrant, and any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 9. Adjustment of Warrant Price and Number and Kind of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described. Such adjustments shall be made successively whenever any event specified shall occur.

Section 9.1. Mechanical Adjustments.

“Quoted Price” on any day means the last reported per share sales price of the Common Stock (or, if no sales prices are reported, the average of the high and low bid prices on the last preceding trading day) on the New York Stock Exchange on such day or, in the event shares of Common Stock are not listed on the New York Stock Exchange, on the principal national or regional stock exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional stock exchange, as quoted on The NASDAQ Stock Market or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as shall be reasonable under the circumstances.

“Determination Date” means (i) the effective date with respect to a subdivision, combination or reclassification and (ii) the date on which the Common Stock trades “ex-dividend”, “ex-distribution” or “ex-rights”, as applicable, with respect to any dividend or other distribution to which this Section 9 applies, on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal national or regional exchange or market on which the Common Stock is then listed or quoted.

(a) Adjustment for Change in Capital Stock. If after the date hereof, the Company:

(1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, or pays a dividend or makes a distribution on any other class or series of its capital stock, which distribution includes shares of its Common Stock;

(2) subdivides its outstanding shares of its Common Stock into a greater number of shares;

(3) combines the outstanding shares of its Common Stock into a smaller number of shares;

(4) makes a distribution on its Common Stock in shares of its capital stock; or

(5) issues by reclassification of its Common Stock any shares of its capital stock (other than rights, warrants, convertible securities or options for its capital stock or shares of Common Stock held in treasury for the Company’s deferred compensation plan).

then (x) the number and kind of Warrant Shares, in any case, in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter may receive the number of shares of Common Stock and the number of shares and kind of the Company’s other capital stock that such Holder would have owned immediately following such action if such Holder had exercised this Warrant immediately prior to such action and (y) the Warrant Price in effect immediately prior to such action shall be adjusted by dividing such Warrant Price, (i) in the case of Section 9.1(a)(1), by one plus the number of shares of Common Stock issued as a dividend or distributed in respect of each share of Common Stock under Section 9.1(a)(1) or (ii) in the case of Section 9.1(a)(2), by the number of shares of Common Stock into which each share of Common Stock is subdivided, and (iii) in the case of an adjustment pursuant to Section 9.1(a)(3), by the number of shares of Common Stock into which each share of Common Stock is combined. In the case of a distribution referred to in Section 9.1(a)(4) or a reclassification referred to in Section 9.1(a)(5), no adjustment shall be made in the Warrant Price, and each Warrant included herein shall be exercisable for one share of Common Stock and the number of shares of capital stock distributed in respect of each share of Common Stock or for the capital stock into which each share of Common Stock shall have been reclassified, as the case may be, in each case for the Warrant Price in effect immediately prior to such distribution or reclassification.

An adjustment pursuant to the Section 9.1 (a) shall become effective immediately after the applicable Determination Date.

(b) Adjustment for Extraordinary Cash Dividends. If, after the date hereof, the Company distributes to all holders of its Common Stock, Extraordinary Cash Dividends (as hereinafter defined), the number of Warrant Shares shall be adjusted as provided in Section 9.1(c) of this Warrant and the Warrant Price shall be adjusted, in accordance with the following formula:

R’ = R x M-F
M

where:

R’ =	the adjusted Warrant Price:

R =	the current Warrant Price;

M =	the average of the Quoted Price for the ten (10) trading days prior to and not including the Determination Date; and

F =	the amount of the Extraordinary Cash Dividends distributed in respect of each share of Common Stock on the Determination Date to which this Section 9.1 (b) is being applied.

The adjustment pursuant to this Section 9.l(b) shall become effective immediately after the Determination Date for the distribution to which this Section 9.1(b) applies.

For purposes of this Section 9.1(b), the term “Extraordinary Cash Dividend” means any cash dividend with respect to the shares of Common Stock the per share amount of which, together with the aggregate per share amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in items (i) or (ii) below:

(i) If a cash dividend is declared on the Common Stock, the per share amount of which, together with the aggregate per share amounts of all cash dividends on the Common Stock with Determination Dates occurring in the eighty-five (85) consecutive day period ending on the date immediately prior to the Ex-Dividend time with respect to the cash dividend to which this provision is being applied equals or exceeds fifteen (15) % of the average of the Quoted Prices during the period beginning on the date immediately after the first such Determination Date in such period and ending on the date immediately prior to the Determination Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had a Determination Date occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing eighty-five (85) days immediately prior to the date prior to the Determination Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with a Determination Date occurring in such eighty-five (85) day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 9.1(b), the value of “F” shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Determination Dates occurring in such period minus (x) the aggregate amount of such other cash dividends with Determination Dates occurring in such period for which a prior adjustment in the Warrant Price was previously made under this Section 9.l(b).

(ii) If a cash dividend is declared on the Common Stock, the per share amount of which together with the aggregate per share amounts of all cash dividends on the Common Stock with Determination Dates occurring in the three hundred sixty-five (365) consecutive day period ending on the date immediately prior to the Determination Date with respect to the cash dividend to which this provision is being applied equals or exceeds fifteen (15) % of the average of the Quoted Prices during the period beginning on the date immediately after the first such Determination Date in such period and ending on the date immediately prior to the Determination Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had a Determination Date occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing three hundred sixty-five (365) days prior to the date immediately prior to the Determination Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Determination Date occurring in such three hundred sixty-five (365) day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 9.1(b), the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Determination Dates occurring in such period minus (z) the aggregate amount of such other cash dividends with Determination Dates occurring in such period for which a prior adjustment in the Warrant Price was previously made under this Section 9.1(b).

In the event that, with respect to any distribution to which this Section 9.1(b) would otherwise apply, the amount represented by “M-F” as defined in the above formula is less than $1.00 or “F” is greater than “M,” then the adjustment provided by this Section 9.1(b) shall not be made and in lieu thereof the provisions of Section 9.7 shall apply to such distribution.

No adjustment shall be made under this Section 9.1(b) if the application of the formula stated above would result in a value of R’ that is higher than the value of R.

(c) Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as a result of the calculations made in Section 9.1(b), each Warrant outstanding prior to the making of the adjustment in the Warrant Price shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment of the number of Warrant Shares by the Warrant Price in effect immediately prior to such adjustment of the Warrant Price and (ii) dividing the product so obtained by the Warrant Price in effect immediately after such adjustment of the Warrant Price.

Section 9.2. When Adjustment May Be Deferred. No adjustment in the Warrant Price need be made unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

Section 9.3. When No Adjustment Required. (a) No adjustment need be made for a transaction referred to in Section 9.1 (a), 9.1(b) or 9.7 if the Warrant remains outstanding and the Holder is entitled to participate in the transaction without having to exercise this Warrant and on a substantially equivalent basis and notice that the Company provides to holders of Common Stock participating in the transaction.

(b) No adjustment need be made for rights to purchase Common Stock pursuant to an employee or director benefit plan or a Company plan for reinvestment of dividends.

(c) No adjustment need be made for a change in the par value or no par value of the Warrant Shares.

(d) No adjustments need be made for the issuance of Warrant Shares pursuant to any warrant issued in connection with the purchase of the assets of Cordillera.

(e) To the extent this Warrant becomes exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 9.4. Notice of Adjustment. Whenever the number or kind of Warrant Shares or the Warrant Price is adjusted (including an adjustment entitled to be deferred pursuant to Section 9.2), the Company shall promptly mail to the Holder a notice of the adjustment and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it and the amount of the adjustment.

Section 9.5. Voluntary Decrease. The Company from time to time, at its option, may decrease the Warrant Price by any amount for any period of time; provided that such period shall not be less than 20 business days. Whenever the Warrant Price is decreased, the Company shall mail to the Holder a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Warrant Price takes effect. The notice shall state the decreased Warrant Price and the period it will be in effect.

A voluntary adjustment of the Warrant Price pursuant to this Section 9.5 does not change or adjust the Warrant Price otherwise in effect for purposes of Section 9.1. If an event requiring an adjustment to the Warrant Price pursuant to Section 9.1 occurs at any time that a voluntary adjustment to the Warrant Price is in effect pursuant to this Section 9.5, then the adjustment required by the application of Section 9.1 shall be made to the Warrant Price that would otherwise have been in effect as of the relevant date specified in such subsection had no voluntary adjustment pursuant to this Section 9.5 been made, and for purposes of applying such subsection, any such voluntary adjustment shall be disregarded. If such adjustment would result in a lower Warrant Price than the Warrant Price as voluntarily adjusted by the Company, then such lower Warrant Price shall be the Warrant Price.

Section 9.6. Notice of Certain Transactions. If:

(1) the Company takes any action that would require an adjustment in the kind or number of Warrant Shares or the Warrant Price pursuant to Section 9.1 (unless no adjustment is to occur pursuant to Section 9.3); or

(2) the Company takes any action referred to in Section 9.7; or

(3) there is a liquidation or dissolution of the Company; or

(4) the Company or any other person makes an offer to all holders of the outstanding Common Stock or other securities issuable upon exercise of this Warrant to purchase or exchange any shares of the outstanding Common Stock or other securities issuable upon exercise of this Warrant for cash, assets, capital stock, debt reduction or any rights, warrants, convertible securities or options to purchase securities of the Company or such other person;

then the Company shall mail to the Holder a notice stating the proposed record date for a dividend or distribution, rights offering, the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution or the initial expiration date of any such offer. The Company shall mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 9.7. Reorganization of Company. (a) (i) If the Company consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another person, or the Company is a party to a merger or binding share exchange that reclassifies or changes its outstanding Common Stock or other securities issuable upon exercise of this Warrant (each, a “Reorganization”), this Warrant shall after such transaction be exercisable, upon the terms and conditions specified in this Warrant, for the kind and amount of securities or other assets receivable as a result of such transaction by a holder of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant that would have been purchasable upon exercise of this Warrant immediately before the effective date of such transaction (assuming that the Holder failed to exercise any rights of election with respect thereto and received per Warrant Share the kind and amount of securities, cash or other assets received per share of Common Stock by a majority or (if more than two options) plurality, as applicable, of the non-electing shares). The Company shall not effect any such transaction unless prior to or simultaneously with the consummation thereof the surviving or resulting corporation (if other than the Company) of such transaction (or, if applicable, the corporation controlling the surviving or resulting corporation or the Company, as the case may be) or the transferee of such properties and assets or other appropriate entity shall assume, by a supplemental agreement executed and delivered to the Holder, the obligation to deliver to the Holder such securities, assets or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase upon exercise of this Warrant and the other obligations of the Company under this Warrant.

(ii) If this Section applies to any action by the Company, neither Sections 9.1(a) or 9.1(b) shall apply hereto.

(b) If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants, convertible securities or options to purchase securities of the Company then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder who exercises this Warrant in accordance with the provisions of this Warrant would upon such exercise be entitled to receive, in addition to the shares of Common Stock into which this Warrant is exercisable, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exercised the Warrant immediately prior to the Determination Date for such distribution.

Section 9.8. Reserved.

Section 9.9. Simultaneous Adjustments. In the event that this Section 9 requires adjustments to the Warrant Price under more than one of Sections 9.1(a) or 9.1(b), and the effective date or the Determination Dates, as applicable, for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 9.l(a), and second, the provisions of Section 9.1(b).

Section 9.10. Successive Adjustments. After an adjustment to the Warrant Price under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to the Warrant Price as so adjusted.

Section 9.11. Further Adjustments. If after an adjustment pursuant to Section 9.1 or Section 9.7, the Holder upon exercise hereof may receive shares of two or more classes or series of capital stock of the Company (which may include the Common Stock), shares of capital stock other than the Common Stock or shares of capital stock of any other person, the Warrant Price and Warrant Shares shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of capital stock of the Company or such other person as is contemplated by this Section 9 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Section 9.

Section 10. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock or other securities on the exercise of this Warrant. If any fraction of a share of Common Stock or other security would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price (as defined below) per share multiplied by such fraction.

“Current Market Price” at any date (the “Computation Date”) with respect to any security shall mean the average of the daily last reported per share sales price of such security for twenty (20) consecutive trading days ending on the tenth trading day before such date, provided. however, that if there shall have occurred prior to the Computation Date any event described in Section 9.1 or 9.7 that shall have become effective with respect to market transactions at any time (the “Market-Effect Date”) on or after the beginning of such 20 trading day period, the last reported per share sales price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, to ensure that the effect of such event on the market price of such security shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

Section 11. Registration Rights.

Section 11.1. Registrable Securities. For the purposes of this Agreement, “Registrable Securities” shall mean (a) the Warrant Shares held by a Securityholder (as defined below) which shall include all Common Stock issued as distributions or dividends on the Warrant Shares and (b) all Common Stock into which (i) the Warrant Shares or (ii) any Common Stock issued as distributions or dividends on the Warrant Shares are, in each case, changed, exchanged or converted pursuant to any reorganization, reclassification, consolidation, merger or share exchange, or to any sale, transfer or other disposition of Company assets.

Section 11.2. Demand Registration. As soon as possible, and in no event later than thirty (30) days, after the Effective Time (the closing occurring at such time being deemed to constitute the “Demand” for registration of the Registrable Securities) on which the Company issues the Warrants, the Company shall file a registration statement (on Form S-3 or a successor form or, if the Company is not then eligible to use Form S-3 or a successor form, then on a form appropriate for registration of the Registrable Securities) with the Securities and Exchange Commission and effect such registration as would permit or facilitate the sale and distribution of the Registrable Securities, together with all Registrable Securities of Cordillera and/or all holders of Registrable Securities that acquired such Registrable Securities in compliance with the transfer provisions of the Agreement (each a “Securityholder”); provided, however, that the Company shall not be obligated to take any action to obtain a declaration of effectiveness of such registration, qualification or compliance pursuant to this Section 11.2:

(a) with respect to Registrable Securities that constitute less than sixty-six and two-thirds percent (66 2/3%) of all Registrable Securities originally outstanding;

(b) if at the time a demand registration is pending, the Company is engaged in any other activity outside the ordinary course of business such as a merger, recapitalization, acquisition or business combination, which in the good faith judgment of the Board, would be required to be disclosed in the registration statement and which, if disclosed, would have a material and adverse effect on the business, financial condition or prospects of the Company; provided that the length of a deferral of the declaration of effectiveness under this subsection (b) shall not exceed thirty (30) days; or

(c) more than once in the aggregate for the Securityholders.

Notwithstanding anything herein to the contrary, however, no Demand shall be deemed to have been made if (i) the registration statement relating to the Demand does not become effective for any reason other than a withdrawal of the Demand, or (ii) the registration statement relating to the Demand does not remain effective for the period required pursuant to this Agreement because the Company has failed to fulfill its obligations hereunder.

Section 11.3. Company’s Purchase Option. The Company shall have the right to offer to purchase all (but not less than all) of the Registrable Securities that Securityholders have requested be registered at a price equal to the average Quoted Price of the Registrable Securities for the 15 trading days immediately preceding the date on which the offer is made. The Securityholders shall notify the Company within five (5) days of receipt of the Company’s offer to purchase of their acceptance or rejection of such offer. If the Company makes an offer to purchase that is rejected by the Securityholders, the Company’s obligation to file the registration statement within 30 days shall not be affected. The closing of the purchase will occur within ten (10) business days following the date on which the Securityholders have notified the Company that they accept the Company’s purchase offer in accordance with this Section 11.3, with the purchase price payable in immediately available funds by federal wire transfer.

Section 11.4. Incidental or Piggyback Registration.(a) If, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (other than any such registration relating to a Rule 145 or other business combination transaction, an offering solely to employees and/or directors or any other registration that is not appropriate for the registration of Registrable Securities), the Company will (i) promptly give to each Securityholder notice thereof, and (ii) include in such registration (and any related qualification under the blue sky laws or other compliance), subject to Section 11.4 (b) hereof, all the Registrable Securities specified in a request made by any such Securityholder within ten (10) days after its receipt of such notice from the Company. Such registration shall not constitute a demand registration described under Section 11.2 hereof.

(b) If the registration pursuant to this Section 11.4 hereof is an underwritten offering, the right of any Securityholder to participate in such registration shall be conditioned upon such Securityholder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Securityholders proposing to distribute all or a portion of their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter that the Company selects for such underwriting, and shall provide to the Company upon request such information as may be specified in such request. Notwithstanding any other provision of this Section 11.4, if the managing underwriter in its sole discretion determines that marketing factors require a limitation of the number or type (primary or secondary) of securities to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to the extent that such managing underwriter in its sole discretion may deem necessary or appropriate (the “Maximum Offering Amount”). The Company shall so advise all Securityholders and the other holders distributing their Company securities through such underwriting pursuant to piggyback or incidental registration rights similar to the rights of the Securityholders under this Section 11.4. The Maximum Offering Amount shall be allocated in the following order:

(i) first, to the Company;

(ii) second, if and to the extent that the total number of Company securities that the Company wishes to register is less than the Maximum Offering Amount, then (A) all holders of Company securities having the right to include such securities in such registration (other than the Securityholders and those whose right to include Company securities is expressly pari passu with, or is expressly subordinated to, that of the Securityholders), who shall be entitled to participate in such offering in accordance with the relative priorities, if any, as shall exist among them and then (B) the Securityholders and all holders of Company securities whose right to include such securities in such registration is expressly pari passu with the right of the Securityholders, who shall be entitled to participate in the registration pro rata in accordance with the number of Registrable Securities and other Company securities held by each such Securityholder and other holders, respectively, as to the remainder, with a further pro rata allocation to the extent any such person has requested registration of fewer Registrable Securities or other Company securities, as applicable, than such person is entitled to have registered; and

(iii) third, if and to the extent that the total number of Company securities to be included in the offering following the allocations set forth in clause (ii) above is less than the Maximum Offering Amount, then the holders of other Company securities whose right to include such securities in such registration is expressly subordinated to that of the Securityholders shall be entitled to participate in such offering in accordance with the relative priorities, if any, as shall exist among them.

If any Securityholder disapproves of the proposed terms of any such underwriting, it may elect to withdraw therefrom only by notice to the Company and the managing underwriter.

(c) The Company shall have the right to terminate or withdraw any registration under this Section 11.4 prior to the effectiveness of such registration whether or not any Securityholder has elected to include Registrable Securities in such registration.

(d) The Company agrees that any incidental or piggyback registration rights that the Company may grant after the date of this Agreement that are exercisable during the Exercise Period shall be either pari passu with, or subordinated to, the incidental registration rights granted under this Agreement.

Section 11.5. Company’s Purchase Option in Lieu of Incidental or Piggyback Registration. Notwithstanding Section 11.4 above, and in lieu of effecting the incidental or piggyback registration of Registrable Securities as set forth therein, the Company shall have the right to purchase the Registrable Securities that Securityholders have requested be included in such Company registration at a price equal to the price at which the securities in such registration are to be offered to the public. The Company must notify such Securityholders whether or not it intends to exercise its purchase right by the date on which the Commission declares the Company’s registration effective. If the Company exercises its purchase right as outlined above, the closing of the purchase will occur within five business days following the date on which the Company has notified such Securityholders that it intends to exercise its purchase right in accordance with this Section 11.5.

Section 11.6. Expenses of Registration. The Company shall bear all registration, qualification and filing fees (including NASD filing fees), fees and disbursements of Company counsel and accountants and blue sky fees and expenses incurred in connection with any registration pursuant to Sections 11.2 or 11.4 hereof. All other fees and expenses incurred in connection with a registration (including, without limitation, underwriting discounts, selling commissions and stock transfer taxes applicable to the shares included in the registration) shall be borne by the Company, the Securityholders and other selling stockholders, as applicable, pro rata on the basis of the number of Company securities included in such registration.

Section 11.7. Plan of Distribution for Demand Registration.

(a) If the distribution of Registrable Securities pursuant to a registration under Section 11.2 is to be by means of an underwritten public offering, it shall be effected by or through such investment banking firm or firms as may be designated by the Securityholders and as are reasonably satisfactory to the Company, acting in such capacity (as broker, dealer, principal or otherwise), and receiving such compensation, as may be agreed by the Securityholders with respect to the Warrant Shares of the Registrable Securities to be distributed and such investment banking firm or firms.

(b) The Company shall give the Securityholder(s) of Registrable Securities copies of the proposed form of registration statement at least five (5) days’ prior to the filing of any preliminary or amended registration statement. Such Securityholder(s) shall provide the Company within three (3) days of receipt of such registration statement the information required for the plan of distribution and such information regarding such Securityholder(s) and the Registrable Securities that they hold as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 11.8. Indemnification.

(a) The Company will indemnify each Securityholder, each of its officers, directors, partners, employees and agents and each person controlling such Securityholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Securityholder, each of its officers, directors, employees and agents and each person controlling such Securityholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company pursuant to or on behalf of such Securityholder or controlling person and intended to be specifically for use therein.

(b) Each Securityholder will, if Registrable Securities held by such Securityholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Securityholder, each of its officers and directors and each person controlling such Securityholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Securityholders, such directors, officers, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with any written information furnished to the Company pursuant to or on behalf of such Securityholder and intended to be specifically for use therein; provided, however, that the obligations of each Securityholder shall be limited to an amount equal to the net proceeds that such Securityholder received upon the sale of its Registrable Securities.

(c) Each party entitled to indemnification under this Section 11.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, but only to the extent that, the failure to give such notice is actually prejudicial to an Indemnifying Party’s ability to defend such action, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that if the Indemnified Party determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party or parties to be represented by separate counsel or that, upon written advice of counsel, there may be sound legal defenses available to it or them that are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Parties shall be entitled to counsel at the Indemnifying Party’s expense. If an Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Securityholder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Securityholder, makes a claim for indemnification pursuant to this Section 11.8 but it is judicially determined that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 11.8 provides for indemnification in such case, the Company and such

Securityholder(s) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) based on the relative benefits received and relevant fault of each of the Company and such Securityholder(s), as well as other equitable considerations; provided, however, that, in any such case, (A) no such Securityholder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities sold by it pursuant to such registration statement, and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Securityholder(s), the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 11.9. Obligations of the Company. Whenever required under this Agreement to use reasonable commercial efforts or best efforts to effect the registration of any Registrable Securities, the Company shall as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and keep such registration statement effective until the closing of the offering to which the registration statement relates, but in no event longer than eleven (11) months, which period shall be extended for any period during which sales have been suspended pursuant to Section 11.9(f);

(b) prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary (i) to update and keep such registration statement effective as provided in Section 11.9(a) hereof, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement and (iii) to reflect a modification in the manner of distribution of such Registrable Securities. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any amendment or supplement to a registration statement or otherwise (A) any confidential information concerning any matter that is the subject of a notice given under Section 11.9(f) hereof as to which the Company has a bona fide interest in withholding disclosure, or (B) historical financial statements or pro forma financial information required by Regulation S-X of the Commission in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Commission (including extensions pursuant to Item 7(a) (4) of Form 8-K);

(c) furnish to the Securityholders such numbers of copies of any prospectus included in such registration statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other customary agreements and documents (including attorney opinion letters) as they may reasonably request in order to facilitate the disposition of such Registrable Securities owned by them;

(d) use its reasonable commercial efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Securityholders whose Registrable Securities have been included in such registration statement (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions) and to maintain the effectiveness of such registration and qualification until the closing of the offering to which the registration statement relates but in no event longer than the time period provided for in Section 11.9(a);

(e) in the event of any underwritten public offering contemplated by Section 11.2 hereof, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including providing customary opinions of counsel and comfort letters from accountants. Each Securityholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Securityholder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the statements were made, and, except for periods (not to exceed 45 days per calendar year in the aggregate) during which the Company has a bona fide corporate interest in withholding disclosure, promptly prepare and furnish to such Securityholders a supplement or amendment to such prospectus, or otherwise update such prospectus through the filing of a Current Report on Form 8-K or otherwise, so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) upon reasonable request, de-register promptly any Registrable Securities held by a Securityholder not sold during the period that a registration statement relating to such Registrable Securities was effective;

(h) provide that the transfer agent and registrar for the Common Stock will register the Registrable Securities that are registered pursuant to this Agreement and ensure that the Common Stock CUSIP will apply to the registered Registrable Securities; and

Section 11.10. Securities Law Compliance.

(a) The Securityholders of Registrable Securities included in any registration effected pursuant to this Agreement covenant that they will comply with the Securities Act and with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any such registration, recognizing that the Company may notify such Securityholders in accordance with Section 11.9(f) hereof that the registration statement is not then current.

(b) The Securityholders of Registrable Securities included in any registration effected pursuant to this Agreement agree that, immediately upon receipt of a notification pursuant to Section 11.9(f) hereof, they will refrain from selling Registrable Securities until subsequently notified by the Company that the registration statement is current.

(c) The Company shall file such reports with the Commission as will enable Securityholders to sell Registrable Securities pursuant to Rule 144 under the Securities Act; provided, however, that nothing in this Agreement shall be construed to require the Company to subject itself to the registration requirements of the Securities Act if the Company is not subject to such requirements immediately prior to the making of such request.

Section 11.11. Reserved.

Section 11.12. Duty of Cooperation. It shall be a condition to the obligations of the Company under this Agreement that each Securityholder participating in a registration pursuant to this Agreement:

(a) cooperate with the Company in the preparation and filing of the documents constituting such Registration Statement (including any post-effective amendment or supplement thereto) in such manner not inconsistent with the provisions hereof as the Company may reasonably request, including (without limitation) furnishing information regarding such Securityholder and the distribution of securities;

(b) enter into such undertakings with the Company relating to the conduct of the offering of securities pursuant to such Registration Statement and not inconsistent with the provisions hereof as the Company may reasonably request in order to assure compliance with applicable securities laws; and

(c) upon receipt of any notice from the Company that the Registration Statement or prospectus is required to be amended or supplemented, comply promptly and fully with any directive contained therein with respect to the suspension of the offer and sale of such securities.

Section 12. No Rights as Stockholders. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive any notice (other than as set forth herein) as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 13. Identity of Transfer Agent. Promptly upon the appointment of any subsequent transfer agent of the Common Stock, or any other securities issuable upon the exercise of this Warrant, the Company will deliver to the Holder a statement setting forth the name and address of such subsequent transfer agent.

Section 14. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

if to the Company:

Patina Oil & Gas Corporation

1625 Broadway

Denver, Colorado 80202

Attention: David J. Kornder

Facsimile No.: (303) 595-7407

with a copy to:

Hogan & Hartson, L.L.P.

One Tabor Center, Suite 1500

1200 17th Street

Denver, CO 80202-5840

Attention: George Hagerty / Paul Hilton

Facsimile No. (303) 899-7333

if to the Holder

Cordillera Energy Partners

8450 E. Crescent Parkway

Suite 400

Greenwood Village, CO 80111

Attention: George Solich

Facsimile No. (303) 290-9997

The Company or the Holder by notice to the other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication mailed to the Holder shall be mailed by first class mail or other equivalent means at such Holder’s address and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Section 15. Amendment and Waiver. The Company and the Holder may from time to time supplement, modify or amend this Warrant, except, this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the persons holding Warrants representing the right to purchase a majority of the Warrant Shares purchasable upon exercise of the then outstanding Warrants.

Section 16. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall be binding upon and shall inure to the benefit of their respective successors and assigns hereunder.

Section 17. Merger or Consolidation of the Company. The Company shall not merge or consolidate with or into any other entity unless the entity resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

Section 18. Governing Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 19. Third Party Beneficiary. The provisions hereof have been and are made solely for the benefit of the Company and the Holder, and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

Section 20. Headings. The headings in this Warrant are for convenience only and shall not limit or otherwise affect the meaning hereof.

Section 21. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

Section 22. Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 23. Attorneys’ Fees In any action or proceeding brought to enforce any provision of this Warrant, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 24. Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Warrant on or prior to the Expiration Date. The parties agree to take such further action and to deliver or cause to be delivered to each other after the date hereof such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Warrant and the agreements and transactions contemplated hereby and thereby.

Section 25. Equitable Remedies. Each party hereto acknowledges and agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Warrant were not performed in accordance with its specific terms or were otherwise breached. Each party hereto accordingly agrees that each other party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant, or any agreement contemplated hereunder, and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of, other remedies at law.

IN WITNESS WHEREOF, Patina Oil & Gas Corporation has caused this Warrant to be duly executed, all as of the day and year first above written.

PATINA OIL & GAS CORPORATION

By:

Its:

(Corporate Seal)

Attest:

Secretary

[Reverse]

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant and to purchase the shares of Common Stock or other securities issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:	__________________________________________
(Name)

__________________________________________
(Address, Including Zip Code)

__________________________________________
(Social Security or Tax Identification Number)

DELIVER TO	__________________________________________
(Name)

__________________________________________
(Address, Including Zip Code)

In payment of the purchase price with respect to this Warrant exercised the undersigned hereby tenders payment of $                  by certified or bank cashiers check payable to the order of the Company. If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below:

Name of Holder or Assignee:
(Please Print)

Address:	__________________________________________

__________________________________________

Signature:	DATED: ,2003
(Signature must conform in all respects to name of holder as specified on the fact of this Warrant)

Signature Guaranteed:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	Number of Warrant Shares	Taxpayer Identification Number

and does hereby irrevocably constitute and appoint                                 , Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Company with full power of substitution in the premises.

Dated: ,2003	___________
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant).

Signature Guaranteed:

__________________________________________